UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event
reported): April 16, 2010,


WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)


(State of
Incorporation) Nevada

(Commission File
Number)
000-32231

(IRS Employer
Identification
No.)52-2236253


2500 Anthem Village Drive, Suite 200
Henderson. Nevada 89052
(Address of principal executive offices) (Zip Code)

800-332-2730
(Registrant?s telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act


WinSonic Digital Media Group, Ltd. Releases Business Update to Shareholders. WinSonic Digital Cable Systems Network
Commences Restructuring Efforts The effort to restructure
WinSonic Digital Media Group, Ltd.,by reducing debt and maximize value of corporate assets is aggressively pursued.

A WinSonic Digital Media Group, Ltd.PINKSHEETS: WDMG www.winsonic.net, Winsonic Digital Cable Systems Network a facilities-based digital media company,release the following business update to shareholders.The Company continues to focus their efforts on growing existing markets, identifying additional market opportunities, product development and reducing expenses. Management believes that in spite of difficulties in the current economic environment there are ample opportunities for future economic growth and corporate prospects remain excellent. At this time prospects for capital formation are best served by continued emphasis on growing the business and strengthening the balance sheet.

In response to this statement WinSonic Digital Media Group
WDMG has filed material events designed to expedite the accomplishment of these objectives.WinSonic Digital Cable
Systems Network WDCSN spin off from the parent company
WDMG as a separate, privately held corporation domiciled in the state of Maryland was the first material event.
By establishing WDCSN as a separate entity significant cost savings was achieved as well as enhancing the opportunity to attract direct investment into the new corporation. Additional, actions were taken by WDMG to provide maximum flexibility in using the capital structure of the treasury to restructure or eliminate debt.

WDMG intering into a agreement with a new organization noted as the WinSonic Group, LLC.The WinSonic Group is a separate entity headed by Winston Johnson that intends to retire or refinance the debt of WDMG as well as develop a new WinSonic Campus where network facilities for WDCSN will be domiciled including A 4 Acre complex including WinSonic Digital Cable Systems Network, Ltd. Broadcast Center, Super Computer Lab, Customer Care Support Service, WinSonic Home Entertainment, WinSonic International, WinSonic Electronics, WinSonic Studios, WinSonic Institute, WinSonic TV, WinSonic Music, WinSonic Publishing, and WinSonic Process Digital.

In addition to facilities development the WinSonic Group will provide financial, advisory, and management services on all phases of the senior debt financing process as well as working with an Atlanta based CPA firm to complete the 10K 2008 Audit and 2009 first, second, and third quarter 10Q's.Included in the services will be preparation and presentation of a comprehensive private placement memorandum, solicitation of lenders and coordination with other financial advisors to complete the transaction. The WinSonic Group will oversee a debt capacity analysis and advisory services on establishing optimal capital structure parameters in connection with this transaction. In a coordinated effort, the WinSonic Group will work with WinSonic Digital Media Group, Ltd. on a share repurchase and stock buy back program. By repurchasing its own shares, the company intends to broaden opportunities for capitalizing strategic acquisitions that may become available. As negotiations with creditors of WinSonic Digital Media Group conclude, shares of WDMG common stock will be placed in the Winsonic Group escrow as the WinSonic Group reduces and retires debt. In exchange for investment capital the WinSonic Group will receive restricted shares of common stock assigned to designated investors from the balance held in escrow. On April 13, 2010 an 8k filing stated a significant milestone in announcing the appointment of an interim Director of a three man Board of Directors to be nominated and voted upon at the next annual meeting of WinSonic Digital Cable Systems Network. Mr. John Bellamy has agreed to act as interim director until a full board is appointed. In addition to Mr. Bellamys appointment the 8k announced the WDCSN launches development and Super computer cloud central office
Lab with nationwide fiber optic network application development environments that exist in most carrier labs, WinSonic launched a pair of services targeted at building cloud applications and services.Cloud computing is an emerging market opportunity that may be unfamiliar to many shareholders.The online dictionary Wikipedia defines cloud computing as, Internet-based computing whereby shared resources, software and information are provided to computers and other devices on-demand, like a public utility.

As a facilities based network, WDCSN,with the new campus is uniquely positioned to offer products and services to corporations,government agencies and private individuals interested in capitalizing on efficiencies and benefits derived from this emerging market for advanced super computing services. WinSonic Digital Cable Systems Network (WDCSN) was approved to launch its national, digital TV transport network schedule in the first Quarter of 2010. WDCSN will offer an extensive content library with transport rights from top national programmers, cable networks, linear programming, established music libraries, and Video on Demand (V.O.D.) rights from major Hollywood movie studios. Working with our partners, WDCSN will offer solutions completely dedicated to the highest quality digital delivery of television, video and music content to our client subscriber base,said Winston Johnson, CEO of WinSonic Digital Media Group,
Ltd.Our network has been focused solely on digital video, digital music and digital television services. We have structured our product offerings in a manner that optimizes the ex perience for both network and customer subscribers.WinSonic Digital Cable Systems
Network has secured contracts for digital video, digital music, and digital television distribution services.In addition to previous announcements, Winsonic Digital Cable Systems Network and
VIPMEDRX have teamed up to deploy a chronic disease management system on the WinSonic Digital Cable Systems Network. VIPMEDRX offers a chronic disease management system that coordinates care of patients with diabetes, hypertension,asthma and other chronic diseases with their physicians.WinSonic Digital Cable Systems
Network & VIPMEDRX product is the initial product offering providing online tools for self management, education and social networking enabling doctors to coordinate care with patients in their homes or community based kiosks.Our clients are healthcare providers, payers and/or patients who seek to lower healthcare costs without compromising quality. This is accomplished through efficient management of chronic disease treatment by increasing the accessibility of medical information and treatment online.
The online chronic disease management market is growing rapidly and is currently projected to exceed $25 billion annually.
The market is virtually untapped with less than 5% of the needs of chronic illness patients addressed. The United States represents approximately 60- 70 % of this market. General Electric, Phillips, Microsoft, SUN, Intel, Cerner, McKesson and other fortune 500 companies are currently seeking to penetrate this market; however there is no dominant, full service health information technology company offering a comprehensive chronic disease management product. The federal government has set the bar for physicians and healthcare payers to manage patients more closely, particularly those with chronic diseases. One way this is accomplished is by linking reimbursement directly to their ability to coordinate and provide care outside of the physician's office.The stage is set for the exponential growth of online management products offered by WinSonic and VIPMEDRX.WinSonic Digital Media Group is aggressively pursuing actions that should offer encouragement to shareholders and the investment community, said Winston Johnson, Chairman and CEO of WinSonic Digital Media Group, Ltd. WinSonic Digital Media Group, Ltd. has implemented actions that reduce in percent ownership the interest of WDMG in WinSonic Digital Cable Systems Network but benefits derived from the increased value of restructuring are believed to more than offset dilution from these actions. As a consequence of these efforts we believe the two companies will allow the market to more accurately assess the value of our assets and market opportunities. We continue to work aggressively toward that end, said Mr.Johnson.